Exhibit 10.8

SECOND AMENDMENT TO SEVERANCE AGREEMENT

This Second Amendment to Severance Agreement (the "Amendment") is made and entered into as of __________ __, 2014 (the "Effective Date") by and between Symmetry Medical, Inc., a Delaware corporation ("Company"), and Fred L. Hite (the "Executive").

WITNESSETH

WHEREAS, Executive and Company entered into a Severance Agreement on or about May 4, 2010, which was subsequently amended on August 5, 2012 (collectively they constitute the "Agreement");

WHEREAS, Company has entered into that certain Agreement and Plan of Merger ("Merger Agreement") by and among Company, Tecostar Holdings, Inc. and its parent and/or affiliate companies or successors and assigns ("Tecostar") which Merger Agreement provides for the acquisition of 100% of Company's outstanding common stock by Tecostar and the spin out of Symmetry Surgical, Inc., Company's wholly-owned subsidiary, as a stand-alone public entity ("Symmetry Surgical"), subject to the terms and conditions of the Merger Agreement (the "Acquisition"); and

WHEREAS, the Parties wish to modify the Agreement to provide for certain severance payments to paid to Executive in the form of Company stock.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and the mutual benefits herein provided, Company and Executive hereby agree as follows:

1.            Maintenance of Terms. All terms in the Agreement shall remain in full force and effect unless specifically modified herein.

2.            Severance Benefits. The following language is added to the end of Section 4.a of the Agreement:

"Notwithstanding the preceding provisions, in the event that Change in Control occurs as a result of the closing of the Merger Agreement, the amounts payable under this Section 4.a. shall be paid in the form of (i) a grant of the maximum number of shares of Company's common stock permitted to be awarded to Executive as an Other Stock-Based Award under the terms of section 11 of Company's 2004 Equity Incentive Plan, as amended, but in no event to exceed, in terms of the fair market value as of the date of such grant, the amounts required to be paid under this Section 4.a ('Severance Stock Award'), and (ii) a single lump sum payment equal to the excess of amounts required to be paid under this Section 4.a over the fair market value of the Severance Stock Award as of the date of grant of such award ('Severance Cash Award'). Notwithstanding the foregoing, if the Severance Stock Award is payable following the Effective Time (as defined in the Merger Agreement), Symmetry Surgical shall pay to the Executive, in lieu of the Severance Stock Award and the Severance Cash Award, an amount in cash equal to the amounts required to be paid under this Section 4.a (the "Post-Closing Payment"). The Severance Stock Award, the Severance Cash Award and the Post-Closing Payment, as applicable, shall be paid within sixty (60) days of the date of the Qualifying Termination. Notwithstanding the preceding provisions of this Section 4.a, if for any reason the Acquisition is not consummated, or the Merger Agreement is terminated or expires without the Acquisition having been completed, or Executive and Symmetry Surgical fail to enter into a binding employment agreement as of the effective time of the Acquisition, then (I) the Severance Benefits shall cease to be payable in the form of Company common stock and shall be fully paid in cash, and (II) any Severance Stock Awards previously granted hereunder shall be immediately forfeited."

3.            Severance Benefits. The following language is added to the end of Section 4.b of the Agreement

"Notwithstanding the preceding provisions of this Section 4.b, in the event that the Acquisition is consummated, no amounts shall be payable by Company under this Section 4.b to the extent that the payment of such amounts has been assumed by Symmetry Surgical, Inc. under the terms of the Merger Agreement."

4.            Section 16 of the Executive Benefit Agreement addendum to the Agreement, as amended, is amended to add the following language to the end thereof:

"The parties acknowledge that the Severance Benefits payable under this Agreement, as amended, are intended to be exempt from or comply with Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code."

5.            In all other respects the Agreement shall be and remain unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date set forth above.

SYMMETRY MEDICAL, INC.

By:
David C. Milne, SVP of HR, General Counsel and Corporate Secretary, Symmetry Medical Inc.

EXECUTIVE:

Fred L. Hite